EXHIBIT  23.2     CONSENT  OF  PERRELLA  &  ASSOCIATES,  P.A.

January 21, 2004

To the Board of Directors of
Technology Connections, Inc.
15720 John J. Delaney Drive
Suite #300
Charlotte, North Carolina 28277

Gentlemen:

We hereby consent to the use of our audit report of Technology Connections, Inc. for the year ended December 31, 2002 in the Form S-8 of Technology Connections, Inc. dated January 21, 2004.



/s/ Perrella & Associates, P.A.
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Perrella & Associates, P.A.